UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 4, 2008

MEADOW VALLEY CORPORATION
(Exact Name of Registrant as Specified in Charter)

Nevada	0-25428	88-0328443

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
4602 East Thomas Road, Phoenix, Arizona 85018
(Address of Principal Executive Offices) (Zip Code)
(602) 437-5400
(Registrant’s telephone number, including area code)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
Item 9.01(d). Financial Statements and Exhibits
SIGNATURES
EX-99.1

Item 8.01. Other Events.
As previously announced, on July 28, 2008, Meadow Valley Corporation (“Meadow Valley”) entered into a merger agreement (the “Merger Agreement”) with Phoenix Parent Corp. (“Investor”) and Phoenix Merger Sub, Inc. (“Merger Sub”), both affiliates of Insight Equity I LP. To date, Meadow Valley, Investor and Merger Sub have been unable to come to an agreement on an amendment to the Merger Agreement to resolve Investor’s recent claim that Meadow Valley may have suffered a Material Adverse Effect (as defined in the Merger Agreement) as a result of an alleged decrease in the fair market value of Meadow Valley in excess of $6.0 million since July 28, 2008. The parties may continue to engage in discussions, although there is no assurance that will be the case. There is also no assurance that any such discussions would lead to a mutually agreeable resolution. Meadow Valley does not believe that there has been, or will be upon closing, a decrease in the fair market value of Meadow Valley in excess of $6.0 million, and intends to vigorously defend itself if Investor elects to terminate the Merger Agreement based on such a claim. The Merger Agreement remains in full force and effect and each of the parties thereto is proceeding on such basis. Meadow Valley filed its definitive proxy statement related to the merger today and has scheduled the Special Meeting of Stockholders to vote on the merger for December 26, 2008 at 11:00 a.m., Arizona time, at Doubletree Guest Suites, 320 North 44th Street, Phoenix, Arizona 85008. Meadow Valley’s board of directors has set November 28, 2008 as the record date for the Special Meeting of Stockholders.
Forward-Looking Statements
Certain statements in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based on current expectations, estimates and projections about Meadow Valley’s business and its proposed acquisition by Investor based, in part, on assumptions made by management. These statements, including statements regarding the possible termination of the merger agreement and the prospect of amendments thereto, are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors. Such forward-looking statements speak only as of the date on which they are made and Meadow Valley does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release, except as may be required by law.
Additional Information and Where to Find It
In connection with the proposed transaction, a definitive proxy statement of Meadow Valley and other materials have been and will be filed with the SEC. MEADOW VALLEY URGES INVESTORS TO READ THE DEFINITIVE PROXY STATEMENT AND THESE OTHER MATERIALS CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT MEADOW VALLEY AND THE PROPOSED TRANSACTION. Investors may obtain free copies of the definitive proxy statement as well as other documents filed with the SEC containing information about Meadow Valley at http://www.sec.gov, the SEC’s free internet site. Free copies of Meadow Valley’s SEC filings are also available on Meadow Valley’s internet site at http://www.meadowvalley.com. Furthermore, investors may obtain free copies of Meadow Valley’s SEC filings by directing such request to Meadow Valley Corporation, Attn: Corporate Secretary, 4602 East Thomas Road, Phoenix, Arizona 85018 or by requesting the same via telephone at (602) 437-5400.
Participants in the Solicitation
Meadow Valley and its executive officers and directors may be deemed, under SEC rules, to be participants in the solicitation of proxies from Meadow Valley’s stockholders with respect to the proposed transaction. Information regarding the officers and directors of Meadow Valley is included in its Annual Report on Form 10-K/A filed with the SEC on April 29, 2008. MORE DETAILED INFORMATION REGARDING THE IDENTITY OF POTENTIAL PARTICIPANTS, AND THEIR DIRECT OR INDIRECT INTERESTS, BY SECURITIES HOLDINGS OR OTHERWISE, IS SET FORTH IN THE DEFINITIVE PROXY STATEMENT AND OTHER MATERIALS FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION.
Item 9.01(d). Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release of Meadow Valley Corporation, dated December 4, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: December 4, 2008

MEADOW VALLEY CORPORATION

/s/ David D. Doty

By:	David D. Doty
Chief Financial Officer

3